Exhibit 4(j)

                                LASER CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of August 5, 1998, by and between LASER CORPORATION, a Utah corporation (the "Company"), and REINHARDT THYZEL, an individual resident of Switzerland (the "Investor").

     The parties hereby agree as follows:

     1. Purchase and Sale.

        1.1 Sale and Issuance of Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing. and the Company agrees to sell and issue to the investor at the Closing, against cash payment, 521,739 shares of Common Stock (the "Shares") of the Company at the purchase price of $1.15 per share.

        1.2 Closing. The purchase and sale of the shares being purchased by the. Investor shall take place at such time and place as the Company and the Investor mutually agree upon (which time and place are designated the "Closing). Following the Closing, the Company shall deliver to the Investor, or his agent, a certificate representing the number of Shares which Investor Is purchasing against delivery to the Company by the Investor of cash or a certified bank cashier's check or evidence of wire funds transfer satisfactory to the Company in the full amount of the Purchase Price.

        1.3 Use of Proceeds. The Company agrees to use the proceeds from the sale of the Shares for the repayment of outstanding obligations, for the reduction of trade debt and for working capital purposes.

     2. Representations and Warranties of the Company.

     Except its set forth in a written schedule attached to this Agreement, the Company hereby represents and warrants to the Investor that:

        2.1 Incorporation. The Company and each of the Subsidiaries (as defined in paragraph 2.3) is a corporation duly organized and validly existing, is in good standing under the laws of the state or other place of its incorporation, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. and the Company and each of the Subsidiaries is qualified as a f6mign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations.

        2.2 Capitalization. The authorized capital of the Company consists of 10,000,000 shares of Common Stock, of which at Closing not more than 865,799 shares will be issued and outstanding. Schedule 2.2 contains a complete listing of sham of Common Stock reserved for issuance upon exercise of outstanding stock options.

        2.3 Subsidiaries. The Company does not presently control, directly or indirectly. any corporation, association or business entity other than American Laser Corporation. American Laser Medical Inc. and American Laser Software, Inc, (referred to herein as the "Subsidiaries"). Each of the Subsidiaries is wholly owned by the Company.

        2.4 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution. delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Shares is not subject to preemptive rights or other preferential rights of any present or future: stockholders in the Company.

        2.5 Validity of Securities. The Shares to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued.

        2.6 Consents. All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with any federal or state governmental authority, or any other third party, on the part of the Company and the Subsidiaries required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing or will be timely filed thereafter.

        2.7 Compliance With Other Instruments. The Company and each of the Subsidiaries is not in violation of any provisions of its respective Articles of Incorporation, its Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company or the Subsidiaries. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict or constitute a default under any such provision.

        2.8 Litigation. There are no actions, proceedings or investigations pending. or to the knowledge of the Company or the Subsidiaries threatened which question the validity of this Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company and the Subsidiaries, nor, to the knowledge of the Company and the Subsidiaries, has there occurred any event or does there exist any condition which might properly be the basis therefor.

        2.9 Patents. The Company and the Subsidiaries own or have a valid right to use the patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct their businesses as now operated and as now proposed to be operated; and the conduct of business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses. trade secrets, trademarks, trademark rights, trade names or trade name rights of franchises, copyrights, inventions, and intellectual property rights of others. The Company and the Subsidiaries have no obligation to compensate any person or entity for the use of any such patents or rights and have granted to no person or entity any license of other rights to use In any manner any of the patents or rights of the Company or the Subsidiaries, whether requiring the payment of royalties or not.

        2.10 Financial Statements. The Company has previously furnished true and complete copies of statements of financial condition as of December 31, 1997, and the related statements of operations and statements of changes in financial position for the years/periods then ended, all certified by Tanner & Co., independent accountants, and unaudited consolidated financial statements as of March 31, 1998 and for the three months then ending.

        The books of account of the Company and the Subsidiaries fully and fairly reflect all of the transactions of such companies and are complete and accurate. Neither the Company nor any of the Subsidiaries is subject. to any undisclosed material liability not (i) reflected in its March 31, 1998 unaudited financial statements, or (ii) reflected and specifically identified on a schedule attached to this Agreement and so identified, or (iii) incurred in the ordinary course of business since March 31, 1998. For purposes of this Agreement, all financial statements of the Company shall be deemed to include any notes to such financial statements.

        2.11 Absence of Certain Changes. Since March 31, 1993, whether or not in the ordinary course or business, there has not occurred or arisen (a) any material adverse change in the financial condition, operations business or prospects of the Company or We Subsidiaries considered as a whole or (b) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the t1nancial condition, operations, business or prospects of the Company and the Subsidiaries considered as a whole.

        2.12 Tax Return and Reports. All federal income tax and state franchise tax returns and tax reports required to be filed by the Company and the Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports arc required to be filed. All such returns and reports constitute complete and accurate representations, in all material respects, of The tax liabilities of the company and the
Subsidiaries, AU federal income tax and state franchise and other taxes (including interest and penalties) due from, the Company and the Subsidiaries have been fully paid or adequately provided for on the books and financial statements of the Company or the Subsidiaries. None of the federal Income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, not of any basis for any such assessment or adjustment. The Company and the Subsidiaries and their affiliates have not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

        2.13 Agreements. Neither the Company nor any of the Subsidiaries has breached, nor has any such entity received oral or written notice of any claim or threatened claim that the Company or any of the Subsidiaries has breached, any of the terms or conditions of any agreement, contract, lease, commitment or understanding, whether oral or written, the breach or breaches of which singly or in the aggregate could materially or adversely affect the financial condition, operations, business or prospects of the Company and the Subsidiaries considered as a whole.

        2.14  Pension   Benefit  Plan.   The  Company  does  not  have  or  make
contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        2.15 Registration Rights. Except as set forth in this Agreement, no person or entity has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Act"), relating to any securities of the Company or any right to participate in any such registration statement.

     3. Representations and Warranties of the Investor.

     The Investor represents and warrants to the Company as follows:

        3.1 Authorization. When executed and delivered by such Investor, this Agreement will constitute the valid and legally binding obligation of such Investor.

        3.2 Access to Information. The Investor has had access to all information about the Seller that exists in the possession and control of the Company, and has met with and questioned executive officers and directors of the Company to his satisfaction. He has had a full opportunity to analyze and understand the risks of an investment in the Company, including but not limited to those set out in the attached disclosure schedule.

        3.3 Risk of Loss. The Investor understands and accepts that an investment in the Company has inherent and significant risks, including the risk of possible loss of Investor's entire investment.

     4. Securities Act of 1933.

        4.1 Investment Representation.

        (a) This Agreement is made with the Investor in reliance upon Investor's representations to the Company, which the Investor hereby confirms, that the Shares to be received will be acquired for investment for an indefinite period for Investor's own account and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Investor's property shall at all times be within Investor's control. By executing this Agreement, the Investor further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Shares.

        (b) The Investor understands that the Shares are not and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company's reliance on such exemption is predicated on Investor's representations set forth herein.

        (c) The Investor agrees that in no event will he make a disposition of any of the Shares, unless the Shares shall have been registered under the Act, unless and until (i) ho shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) he shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken.

        (d) The Investor is an "accredited investor" as that term is defined in Ru1e 501 promulgated under the Act. Nevertheless, the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's investment, has the ability to bear the economic risks of Investor's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Company.

        (e) The Investor understands that if a registration statement covering the Shares under the Act is not in effect when he desires to sell any of the Shares, he may be required to hold such Securities for an indeterminate period. The Investor also acknowledges that any sale of the Shares which might be made by him in reliance upon Rule 144 under the Act may be made by only in limited amounts in accordance with the terms and conditions of that Rule.

        4.2 Legends. All certificates for the Shares shall bear substantially the following legend:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR
          (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

        4.3 Rule 144. The Company covenants and agrees that: (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Fxchange Act of 1934 a will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Act; and
(ii) it will furnish the Investor upon request with all information about the Company required for the preparation and filing of Form 144.

        4.4 Disclosures. On the Disclosure Schedule attached to this Agreement is a listing of risk factors, material facts and financial information not contained in the financial statements or tax returns discussed in paragraph 2, above, or not apparent from a reading of the same, prepared by the Company and delivered to the Investor prior to Closing. Investor represents and warrants that he has read and undersstood all of the disclosures in such Schedule and is purchasing the Shares in full awareness of the same.

     5. Registration Rights.

     The Company covenants and agrees as follows:

        5.1 Company Registration. Whenever the Company proposes to register any of its Common Stock under the Act for a public offering for cash, whether as a primary or secondary offering (or pursuant to registration rights granted to holders of other securities of the Company), the Company shall, each such time, give the Investor written notice of its intent to do so. Upon the written request of Investor given within thirty (30) days after receipt of any such notice, the Company shall use its best efforts to cause to be Included in such registration all of the Shares which the Investor requested to be registered: provided (i) at lust ten percent of the Shares hold by the Investor, but no more than 100,000 shares, are included in each such request, (ii) the Investor agrees to sell shams in the same manner and on the same terms and conditions as the other Common Stock which the Company proposes to register, and (iii) if the registration is to include Common Stock to be sold for the account of the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of the Investor's Shares is likely to affect adversely the success of the offering by the Company or the price it would receive in which case the rights of the Investor shall be as provided in subparagraph 5.9 hereof.

        5.2 Obligations of the Company. Whenever required under subparagraph 5.1 to use its best efforts to effect the registration of any of the Shares or to effect registration pursuant to subparagraph 5.9, the Company shall, as expeditiously as reasonably possible:

        (a) Prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement with respect to such shares and use its best efforts to cause such Registration Statement to become and remain effective for at least one hundred eighty (180) days.

        (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit the disposition of all securities covered by such Registration Statement.

        (c) Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Shares owned by them.

        (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding ten unless otherwise agreed upon by the Company) as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification therein of the securities be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

        5.3 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this paragraph 5 that the Investor shall furnish to the Company such information regarding it, the Shares held by it, and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

        5.4 Underwriting Requirements. In connection with any offering in an underwriting of shares being issued by the Company, the Company shall not be required under subparagraph 5.1 to include any of the Investor's Shares therein unless he accepts and agrees to the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company.

        5.5 Delay of Registration. So long as the Company has given any notice required by subparagraph 5.1 hereof, the Investor shall have no right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this paragraph 5.

        5.6 Indemnification. In the event any of the Shares are included in a Registration Statement under this paragraph 5:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless Investor against any losses, claims, damages or liabilities, joint or several, to which he may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein, or allegedly necessary to make the statements therein not misleading; and will reimburse the Investor for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph 5.6(a) &boil not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without: the consent of the Company nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor.

        (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act or otherwise, insofar its such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions.

        (c) Promptly after receipt by an indemnified party under this subparagraph 5.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subparagraph 5.6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party under this subparagraph 5.6, but the omission so to notify the indemnifying party will not relieve such party of any liability which such party may have to any indemnified party otherwise other than under this subparagraph 5.6.

        (d) If recovery is not available under the foregoing indemnification provisions of this paragraph, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claims was asserted, the opportunity to correct and prevent any statement of omission, and any other equitable considerations appropriate under the circumstances; provided that in no event will any Investor be required to contribute an amount in excess of the original cost that Investor of Investor's Shares Included in that offering. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocation.

        5.7 Reports under the Securities Exchange Act of 1934. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act, the Company agrees to use its best efforts (i) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Act or the Securities Exchange Act of 1934, as amended, (ii) to maintain in effect the registration of Investor's Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, and
(iii) so long as any Investor owns any of the Shares, to furnish in writing upon such Investor's request the following information: (A) the Company's name, address and telephone number, (B) the Company's Internal Revenue Service identification number, (C) the Company's SEC file number, (D) the number of shares of Common Stock outstanding as shown by the most recent report or statement published by the Company, (E) the average weekly volume of trading in such shares reported on all national securities exchanges during the four calendar weeks preceding the date of receipt of request by the Investor, and (F) whether the Company has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months, With respect to a rule or regulation of the SEC (other than Rule 144) which may at any time permit. an Investor to sell Common Stock to the public without registration, the Company agrees to take such action as is reasonable to enable utilization of such rule.

        5.8 Limitations on Subsequent Registration Rights. From and after the Closing, the Company will not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under subparagraph 5.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the amount of Shares which are included.

        5.9 Transfer of Registration Rights. Incident to the sales of Shares, any transferee of Shares representing at least 50,000 shares of Common Stock (which amount will be appropriately adjusted for stock splits and combinations) will be entitled to registration rights under this paragraph 5 to the same extent as Investor.

        5.10 Registration and Blue Sky Fees. In connection with any registration of Investor's Shares, Investor will pay or reimburse the Company for his pro rata share of all registration and/or blue sky fees paid to securities regulatory agencies.

     6. Covenants.

     Financial Statements. The Company promptly shall deliver to the Investor annual and quarterly financial statements.

     7. Miscellaneous.

        7.1 Agreement is Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

        7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah.

        7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.4 Title and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

        7.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, addressed to a party at the following addresses:

        If to the Company:               If to the Investor:

        Laser  Corporation               Reinhardt Thyzel
        Attn:  President                 Secstrasse 9
        1832 South 3850 West             8460 Rapperswill
        Salt Lake City, Utah 84104       SWITZERLAND

or to another address as a party may designate by ten (10) days advance written notice to the other party.

        7.6 No Finder's Fees. Each party represents that it is not, and will not be, obligated for any finder's fee or commission payable in cash in connection with this transaction. The Investor hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which any such Investor or any of the Investor's employees or representatives is responsible.

        The Company agrees to indemnify and hold harmless the Investor from any liability for any commission and compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of Investor's officers, employees or representatives is responsible.

        7.7 Survival of Warranties. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder for one year from the date hereof.

        7.8 Amendment of Agreement. Except as expressly provided herein, any provision of this Agreement may be amended or waived on behalf of all Investors by a written instrument signed by the Company and by Investors holding at least a majority of the aggregate of the shares of Common Stock issuable and issued upon conversion of the Shares.

        7.9 Election of Investor as Director of the Company. The Company agrees that it shall cause its bylaws to be amended to expand the number of directors to five (5) and will appoint the Investor or his nominee to fill the newly created vacancy.

        7.10 The purchase and sale of the Shares as set forth herein is conditioned upon the approval of the Company's shareholders as is required under the NASDAQ Market Place Rules.

     In Witness Whereof, the undersigned have executed this Agreement as of the day and year first written above.

                                        LASER CORPORATION

                                           /s/ B. Joyce Wickham
                                        By:-----------------------
                                              B. Joyce Wickham,
                                              President


                                        INVESTOR


                                          /s/ Reinhardt Thyzel
                                        --------------------------
                                              Reinhardt Thyzel

                               DISCLOSURE SCHEDULE

2.8 The NASD has commenced a proceeding to determine if the Company's common stock should remain listed on the NASDAQ Small Cap market system.

2.9 The Company is paying patent royalties to Patlex under a preexisting arrangement disclosed to Investor.

2.12 The Company was audited by the Internal Revenue Service for the tax years 1983, 1984 and 1985. These audits have been resolved.

2.14 The Company has a 401(K) profit sharing plan to which it has made no contributions.

4.4 The following risk factors have been disclosed to and discussed with Investor prior to the Investor signing the Stock Purchase Agreement:

         (a) The laser and medical device markets are highly competitive. There are numerous other manufacturers of lasers and laser medical devices who have greater financial resources and market power than the Company. There can be no assurance that the Company's current or future products will gain market acceptance.

         (b) The Company has experienced operating losses over the past two years and during the first two quarters of the current year. Cost containment and marketing efforts of management have not as yet been able to turn the company back to profitability.

         (c) A few customers account for a significant portion of the Company's sales revenues. The loss of any one of these customers could have a material effect on the Company's results.

         (d) The Company's Common Stock is currently traded through the NASDAQ SmallCap Market system. The NASD has recently enacted more stringent requirements for listing of a company on the SmallCap Market system, and the Company currently cannot meet one of the new requirements. While the proceeds of Investor's purchase of the Shares should put the Company in compliance with all of the NASD requirements for continued listing on the SmallCap Market system, there can be no assurance that the NASD will allow the Company's Common Stock to continue to be listed on the SmallCap Market system nor that the Company will stay in compliance with requirements for continued listing on the SmallCap Market system. There is also the possibility that the NASD will enact even stricter standards in the future that the Company will not be able to meet.

         (e) The Company needs new investment capital above and beyond the proceeds from Investor's purchase of the Shares. There can be no assurance that the Company will be able to raise the needed additional capital timely, at reasonable cost, or at all.

         (f) Certain of the Company's products are subject to government regulation, including regulation by the Food & Drug Administration in the United States, Although the Company believes it is in compliance with all applicable regulatory requirements, there is no assurance that changes in regulatory requirements or policies will not materially adversely effect the Company.

         (g) The NASD has advised the Company that it does not meet the public float requirement for listing the Company's common stock on the NASDAQ SmallCap Market system. A public float of $1,000,000 is required. The Company has until October 28, 1998 to meet this requirement prior to delisting.



459995/gel